                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
               -------------------------------------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
               -------------------------------------------------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) ______
               -------------------------------------------------
                     SOUTHTRUST BANK, NATIONAL ASSOCIATION
   as Successor Trustee by merger to SouthTrust Bank of Florida, National
                                 Association
             (Exact name of trustee as specified in its charter)


           Alabama                                 63-0022787
(Jurisdiction of incorporation                  (I.R.S. Employer
 if not a U.S. national bank)                  Identification No.)

   420 North 20th Street
      Birmingham, AL                                 35203
   (Address of principal                          (Zip code)
    executive offices)


               -------------------------------------------------
                           Republic Bancshares, Inc.
              (Exact name of obligor as specified in its charter)


            Florida                                59-6000825
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

     111 Second Avenue NE
          Suite 300
      St. Petersburg, FL                             33701
    (Address of principal                          (Zip code)
      executive offices)

                6% Convertible Subordinated Debentures due 2011
                      (Title of the indenture securities)

                                    GENERAL

1. General Information

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

       Federal Reserve Bank           Federal Deposit Insurance Corporation
       Atlanta, GA                    Washington, D.C.

       State of Alabama               Comptroller of the Currency
       State Banking Department       Administrator of National Banks
       101 South Union Street         Southeastern District
       Montgomery, AL  36130-0901     Marquis One Tower, Suite 600
                                      245 Peachtree Center Ave., N.E.
                                      Atlanta, GA  30303

   (b) Whether it is authorized to exercise corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor

   If the obligor is an affiliate of the trustee, describe such affiliation.

   None.

3., 4., 5., 6., 7., 8., 9., 10., 11., 12., 13., 14. and 15.

   Republic Bancshares, Inc. is currently not in default under any of its outstanding securities for which SouthTrust Bank, National Association is trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under Section B of the General Instructions.

16. List of Exhibits

    T-1.1  Amended and Restated Articles of Association of SouthTrust Bank of
                Florida, National Association.

    T-1.2  Certificate of Comptroller of the Currency (Business Powers)

    T-1.3  Certificate of Comptroller of the Currency (Fiduciary Powers)

    T-1.4 Amended and Restated Bylaws of SouthTrust Bank of Florida, National Association

    T-1.6  The consent of SouthTrust Bank, National Association required by
           Section 321(b) of the Trust Indenture Act of 1939.

    T-1.7 A copy of the latest report of condition of SouthTrust Bank, National Association pursuant to law or the requirements of its supervising or examining authority.

           Letter from the Comptroller of the Currency certifying the merger of various SouthTrust banks into SouthTrust Bank, National Association

                                                                   EXHIBIT T-1.1



                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION

FIRST. The title of this Association shall be "SouthTrust Bank of Florida, National Association."

SECOND. The main office of the Association shall be in St. Petersburg, County of Pinellas, State of Florida. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business and affairs of the Association, may be appointed by resolution of the Board of Directors. If requested by the Board of Directors, honorary or advisory directors shall attend meetings of the Board of Directors, but shall not have voting power. Honorary or advisory Directors shall not be counted for purposes of determining the number of Directors of the association or the presence of a quorum in connection with any Board action, and shall not be required to own qualifying shares. The Amended and Restated By-laws of the Association shall contain such other provisions regarding honorary or advisory members of the Board of Directors as are not inconsistent with these Amended and Restated Articles of Association.

FOURTH. The annual meeting of shareholders of the Association shall be held in the City of St. Petersburg, State of Florida, at the Association's principal offices on the third Tuesday of January of each year at such time as may be fixed by the Board of Directors of the Association, and if a legal holiday, then on the next following banking day, or at such other date, time and place as may be fixed by the Board of Directors and stated in the notice of the meeting. At the annual meeting of shareholders, the shareholders shall elect a Board of Directors of the Association and transact such other business as properly may be brought before such meeting.

Nominations of persons for election to the Board of Directors of the Association may be made by the Board of Directors or by any holder of any outstanding capital stock of the Association entitled to vote in respect of the election of directors of the Association. Nominations, other than those made by or on behalf of the Board of Directors of the Association, shall be made in writing and shall be delivered or mailed to the Chairman of the

Board or the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Chairman of the Board or the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded by the chairman of the meeting, and if so disregarded by the chairman of the meeting, the inspectors of election, or the persons performing a similar duty, may disregard all votes cast for such nominees.

Unless otherwise specified in these Amended and Restated Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owing a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

FIFTH. The amount of authorized capital stock of this Association shall be $10,000,000.00 divided into 1,000,000 shares of common stock of the par value per share of Ten Dollars and No/100 ($10.00) but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

The Board of Directors of this Association may authorize the issue of capital stock or of debt obligations, whether or not subordinated, without the approval of its shareholders;

SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.


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
The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that may be lawful for them to make; and generally to do and perform all acts that may be legal for a Board of Directors to do and perform.

SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of St. Petersburg, Florida, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the law of the United States.

NINTH. The Board of Directors of this Association, or any shareholder owning, in the aggregate, not less than 10 percent of the outstanding capital stock of this Association entitled to vote in respect of any matter to be considered at any special meeting of shareholders, may call a special meeting of shareholders at any time. Unless otherwise provided by law, a notice of the date, place, time and purpose of every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days and not more than sixty days to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, and a notice of the date, place and time of every annual meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address at least ten days and not more than sixty days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH Subject to the limitations stated in this Article Tenth, the Association shall indemnify its directors, honorary and advisory directors, officers and employees to the extent permitted by the General Corporation Law of Delaware, as such law shall be in force from time to time. In addition to the conditions under which indemnification is permitted under the General Corporation Law of Delaware, such indemnification shall not be made by the Association if in the judgment of the Association the director, honorary or advisory director, officer or employee has not cooperated with the Association in its dealing with any aspect of the claim, suit, action or proceeding in which the Association has an interest. If requested by the Association, the director, honorary or advisory director, officer or employee shall assist in investigations and in the conduct of suits, including attending hearings and trials and giving evidence in connection therewith. Such indemnification shall not include indemnification of directors, honorary or advisory directors, officers or employees of the against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual in the form of payments to the Association, except that the Association may advance expenses in connection with such a proceeding or action as set forth below.

The Association may pay premiums for insurance covering the liability of its directors, honorary or advisory directors, officers or employees except where prohibited by the General Corporation Law of Delaware and except with regard to insurance coverage for a formal order assessing civil money penalties against an Association director, honorary or advisory director, officer, or employee arising out of an administrative proceeding or action instituted by an appropriate bank regulatory agency.

The indemnification provisions of this Article Tenth are not intended to adversely affect any rights that the Association or any director, honorary or advisory director, officer or employee of the Association may have with respect to any insurance policy, including, without limitation, any insurance policy maintained by the Association.

The Association shall advance expenses to its directors, honorary or advisory directors, officers or employees arising out of such an administrative proceeding or action instituted by an appropriate regulatory agency prior to a final order being entered only in accordance with the following:

                  All advances must be subject to reimbursement if a final order is entered in the action assessing civil money penalties or requiring payments to the Association. Moreover, before any advances are made, the Board of Directors of the Association, in good faith, must determine in writing, that all of the following conditions are met:

                           (1) the officer, director, honorary or advisory
                  director, or employee has a substantial likelihood of prevailing on the merits;

                           (2) in the event the officer, director, honorary or
                  advisory director or employee does not prevail, he or she will have the financial capability to reimburse the Association; and

                           (3) payment of expenses by the Association will not
                  adversely affect the Association's safety and soundness.

         If at any time the Board of Directors of the Association believes, or should reasonably believe that either conditions (1), (2) or (3) are no longer met, the Association must cease paying such expenses or premiums. Further, the Board of Directors of the Association must enter into a written agreement with the director, honorary or advisory director, officer or employee specifying the conditions under which he or she will be required to reimburse the Association. At a minimum, the agreement shall require reimbursement for expenses already paid, if and to the extent the Board of Directors finds that the director, honorary or advisory director, officer or employee willfully misrepresented factors relevant to the Board of Directors' determination of conditions (1) or (2), or if a final decision assessing penalties or requiring payments is returned. The Association shall ensure that it complies with all applicable laws and regulations affecting loans to directors, officers and employees, including but not limited to 12 U.S.C. Sections 84, 375a and 375b and 12 C.F.R. Section 215, as such laws and regulations shall be in effect from time to time, in the event reimbursement is required.

ELEVENTH. These Amended and Restated Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                                                   EXHIBIT T-1.2

                         COMPTROLLER OF THE CURRENCY

[TREASURY DEPARTMENT              [LOGO]                   OF THE UNITED STATES]


                               WASHINGTON, D.C.

        WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that SOUTHTRUST BANK OF WEST FLORIDA located in ST. PETERSBURG State of FLORIDA has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;
        NOW, THEREFORE, thereby certify that the above named association is authorized to commence the business of banking as a National Banking Association under the title SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION effective DECEMBER 15, 1995


                         IN TESTIMONY WHEREOF, witness my signature and seal of office this 15TH day of DECEMBER 1995

Charter No. 23021                     /s/
                                      DEPUTY Comptroller of the Currency

                                                                   EXHIBIT T-1.3




Comptroller of the Currency
Administrator of National Banks


Southeastern District
Marquis One Tower Suite 800
245 Peachtree Center Ave., N.E.
Atlanta, Georgia 30303



                                  TRUST PERMIT



WHEREAS, - SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION, located in St. Petersburg, Florida, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;


AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;


NOW THEREFORE, I hereby certify that the said association is authorized to act in 411 fiduciary capacities permitted by such statutes.


IN TESTIMONY WHEREOF, witness my signature and seal of the OCC this 15TH day of DECEMBER 1995.




                                    /s/ William J. Abernathy, Jr.

                                    William J. Abernathy, Jr.
                                    Director for Compliance and
                                     Bank Analysis




Charter Number 23021

                                                                  EXHIBIT T-1.4

                                   EXHIBIT C

                SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION
                              ST. PETERSBURG, MONA

                              AMENDED AND RESTATED
                                    BY-LAWS

                                  ARTICLE ONE
                                  SHAREHOLDERS

Section 1.

         The annual meeting of shareholders of the Association shall be held in the City of St. Petersburg, State of Florida, at the Association's principal offices on the third Tuesday of January of each year at such time as may be fixed by the Board of Directors of the Association, and if a legal holiday, then on the next following banking day, or at such other date, tune and place as may be fixed by the Board of Directors and stated in the notice of the meeting. At the annual meeting of shareholders, the shareholders shall elect a Board of Directors of the Association and transact such other business as properly may be brought before such meeting. Written notice of the annual meeting of shareholders, stating the date, place and time thereof, shall be mailed, postage prepaid, at least ten days and not more than sixty days prior to the date thereof, to each shareholder entitled to vote in respect of the matters to be considered at such annual meeting of shareholders.

Section 2.

         The Board of Directors of the Association, or any shareholder owning, in the aggregate, not less than 10 percent of the outstanding capital stock of the Association entitled to vote in respect of any matter to be considered at any special meeting of shareholders, may call a special meeting of shareholders at any time. Unless otherwise provided by law, written notice of any special meeting of shareholders, stating the date, place, tune and purposes thereof, shall be mailed, postage prepaid, at least ten days and not more than sixty days prior to the date thereof, to each shareholder entitled to vote at such special meeting of shareholders.

Section 3.

         The holders of the outstanding common stock of the Association shall be entitled to one vote for each share held by them with respect to all matters coming before any meeting of shareholders as to which a vote or consent of the shareholders is required, including the election of directors. Except as otherwise provided by law or by the Amended and Restated Articles of Association, a majority of the outstanding capital stock of the Association entitled to vote thereat shall constitute a quorum in all meetings of the shareholders, and a majority of the votes cast shall decide every issue or question presented to any meeting of the shareholders, except that the Board of Directors of the Association may increase the vote of the shareholders required with respect to any such matter or question.

Section 4.

         At any meeting of shareholders, a shareholder entitled to vote thereat may be represented by proxy duly appointed by such shareholder in writing Any person or group of persons, including directors or attorneys for the Association, may be designated to act as proxy for any such shareholders, but officers or employees of the Association may not be designated to act as proxy.

Section 5.

         The Board of Directors of the Association may fix a record date for determining shareholders of the Association entitled to notice of and to vote at any meeting of the shareholders of the Association, which date shall be a date not in excess of sixty days prior to the date of such meeting.

Section 6.

         If a meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place, provided that the new date, time or place is announced at the meeting before adjournment, unless an additional item of business is to be considered at such adjourned meeting or unless the Association becomes aware of an intervening event materially affecting any matter to be voted on at such adjourned meeting. If a new record date for the adjourned meeting is fixed, notice of the adjourned meeting, stating the date, time, place and purposes thereof, shall be given to each shareholder of record entitled to vote at such adjourned meeting.

                                  ARTICLE: TWO

                         DIRECTORS AND OTHER POSITIONS


Section 1.

         (a) The business and the affairs of the Association shall be managed and administered by the Board of Directors of the Association, which shall consist of not less than five nor more than twenty-five persons, the exact number of which, within such limits, to be established from time to time by the Board of Directors or by the holders of the majority of the outstanding capital stock of the Association entitled to vote in respect of the election of directors of the Association.

         (b) Nominations of persons for election to the Board of Directors of the Association may be made by the Board of Directors or by any holder of any outstanding capital stock of the Association entitled to vote in respect of the election of directors of the Association. Nominations, other than those made by or on behalf of the Board of Directors of the Association, shall be made in writing and shall be delivered or mailed to the Chairman of the Board or the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Chairman of the Board or the President of the Association and to the Comptroller of the

Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded by the chairman of the meeting, and if so disregarded by the chairman of the meeting, the inspectors of election, or the persons performing a similar duty, may disregard all votes cast for such nominees.

         (c) Directors need not be elected by written ballot, unless the chairman of the meeting otherwise determines.

         (d) Directors elected- at any meeting of shareholders shall serve for the ensuing year and until their successors are elected and shall qualify, subject to other provisions hereof and subject to the ability of the holders of a majority of the outstanding capital stock entitled to vote in respect of the election of directors to remove a director, with or without cause, at any tune. No director shall act as a director until he shall have taken the oath of office required by law.

Section 2.

             All vacancies on the Board of Directors occurring in the intervals between meetings of the shareholders may be filled by the Board of Directors.

Section 3.

             The Board of Directors shall meet immediately upon adjournment of the meeting of shareholders at which such directors have been elected, or at such other time as the Board of Directors may determine, and following such initial meeting, the Board of Directors shall hold regular meetings on the third Tuesday in each month at 10:30 a.m. at the principal offices of the Association, unless said Tuesday is a legal holiday, in which case, the meeting shall be held on the next following banking day at the same place and hour.

Section 4.

             Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any three members of the Board of Directors. Each member of the Board of Directors shall be given a reasonable advance notice of any special meeting of the Board of Directors, stating the date, time and place of such special meeting, which notice may be given in writing or in person or by telegram, telephone or other reasonable means.

Section 5.

         Each director of the Association who is not an officer or employee of the Association shall be entitled to an attendance fee for each meeting of the Board of Directors and a quarterly retainer fee, the amount of such fees to be established from time to time by the Human Resources Committee of the Board of Directors.

Section 6.

         A majority of the entire Board of Directors is required to constitute a quorum of the Board of Directors authorized to transact business at any meeting of the Board of Directors. Except as otherwise provided by law, the Amended and Restated Articles of Association or the Amended and Restated By-laws, an act of the majority of the directors present at a meeting of the Board of Directors, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, no business shall be transacted except that the members of the Board of Directors present may adjourn such meeting from time to time until a quorum is secured.

Section 7.

         If a majority of the directors present at any meeting of the Board of Directors so determines, any action of the Board of Directors may be conducted by written ballot.

Section 8.

         At the initial meeting of the Board of Directors after each annual meeting of shareholders, the Board of Directors shall elect the committees and officers contemplated by these Amended and Restated By-laws.

Section 9.

         (a) Any director of the Association or any member of any Area Board who has reached his or her 72nd birthday or who has retired from his or her principal business position or occupation will not be eligible for re-election as director or as a member of a Area Board; provided, however, that the foregoing provision relating to retirement from such person's principal business position or occupation shall not apply to any director who has served as Chairman of the Board of the Association.

Section 10.

         A director of the Association is eligible for election as a director emeritus if such person is ineligible for reselection as a director of the Association under Section 9 above or if such person has served as a director of the Association for at least five years and voluntarily declines to stand for reselection as a director. Irnrnediately following each annual meeting of shareholders, or from time to time as the Board of Directors may determine, the Board of Directors, in its discretion, may elect one or more eligible persons to serve as a director emeritus for the ensuing year or until his or her successor is elected and shall qualify. Notwithstanding the foregoing, the Board of Directors of the Association may remove, with or without cause, a director emeritus from office at any time. If requested by the Board of Directors, a director emeritus may attend meetings of the Board of Directors, but shall not have voting power or power of final decision on any matter concerning the business or affairs of the Association, and his or her presence at any meeting of the Board of Directors shall not be counted in the determination of a quorum. A director emeritus shall not have the same responsibilities and liabilities imposed by law and banking regulation upon members of the Board of Directors. A director emeritus shall receive such fees as the Board of Directors may from time to time determine. A director emeritus shall not be required to own qualifying shares of Common Stock of SouthTrust Corporation.

Section 11.

         Immediately following each annual meeting of shareholders, or from time to time as the Board of Directors may determine, the Board of Directors of the Association may elect persons to serve as honorary members of the Board of Directors, and in this regard, may establish, in its discretion and by appropriate resolution, separate honorary boards in each city or other geographical area in which the Association transacts business (each honorary board being hereinafter referred to as the "Area Board"). Members of each Area Board shall be elected to serve for the ensuing year and until their successors are elected and shall qualify. Notwithstanding the foregoing, the Board of Directors of the Association may remove, with or without cause, any member of any Area Board at any time. The members of the Area Boards shall assist the Board of Directors and the officers of the Association in business development, with particular emphasis being placed upon business development in the city or other geographical area with respect to which such members have been designated, and shall have such other duties and functions as the Board of Directors, by appropriate resolution, shall determine; provided, however, that the members of the Area Boards shall not have power of final decision on any matter concerning the business or affairs of the Association. If requested by the Board of Directors, the members of the Area Boards shall attend meetings of the Board of Directors of the Association, but shall not have voting power, and the presence of any Area Board member at any meeting of the Board of Directors shall not be counted in the determination of a quorum. Members of the Area Boards shall not be deemed to have the responsibilities and liabilities imposed upon directors of the Association by law and banking regulations. Members of the Area Boards may receive such fees as the Human Resources Committee of the Board of Directors may from time to time determine. The members of each Area Board shall not be required to own qualifying shares of Common Stock of SouthTrust Corporation.

         The provisions of the Amended and Restated Articles of Association and the Amended and Restated By-laws of the Association governing the conduct of meetings of the Board of Directors, including, without limitation, the time and place of any such meeting, the power to convene or call a meeting, the giving of notice of any meeting, and the quorum and voting requirements thereof, shall apply to each Area Board, and meetings and other business of each Area Board shall be convened and conducted in accordance with such provisions.

         The Chief Executive Officer of the city or other geographical area for which any Area Board is established shall serve as an ex officio member of any such Area Board. In addition, subject to the other notice provisions contained herein, the Chief Executive Officer of the city or other geographical area for which any Area Board is established shall be entitled to convene or call meetings of any such Area Board and shall be entitled to attend and vote in respect of all matters coming before meetings of any such Area Board.

                                 ARTICLE THREE
                                    OFFICERS

Section 1.

         The officers of the Association shall be a Chairman of the Board of Directors, who shall serve as Chief Executive Officer, and a President, who shall serve as Chief Administrative Officer, both of whom shall be directors; one or more Vice Presidents, one or more of whom may be designated as Executive Vice Presidents, one or more of whom may be designated as Senior Vice Presidents; and one or more of whom may be designated as Group Vice Presidents; one or more Assistant Vice Presidents; a Cashier; a Secretary; a Comptroller; and such other officers as may, from time to time, be appointed, or elected, by the Board of Directors to perform such duties as may be designated by the Board of Directors of the Association. The same person may be elected to more than one of such offices, provided that no person may be President and Cashier at the same time. If the office of the Chairman of the Board of Directors becomes vacant, the powers and duties herein vested in and imposed upon the holder of that office shall be vested in and discharged by the President, and the number of persons constituting the Executive Committee of the Board of Directors shall be correspondingly decreased while any such vacancy continues.

Section 2.

         The Chairman of the Board or, in his absence, the President shall preside at all meetings of the Board of Directors and, in case of absence or inability to act of the Chairman of the Board and of the President, the Board of Directors shall appoint one of their members to preside during such absence or inability.

         The Chairman of the Board, or in his absence, the President shall preside at all meetings of the Executive Committee of the Board of Directors, and, in case of absence or inability to act of the Chairman of the Board and the President, the Executive Committee shall elect one of its members to preside during such absence or inability.

         The Chairman of the Board shall exercise general supervision of the business and affairs of the Association, and, without [UNITING THE foregoing, shall act as the Chief Executive Officer of the Association. In the absence of the Chairman of the Board, the powers and duties hereby vested in and imposed such person shall be exercised by the President. In the absence of both the Chairman of the Board and the President, those powers and duties shall be exercised by such officer of the Association as may have been designated for that purpose by the Chairman of the Board or the President, as the case may be. If none has been so designated by either thereof, the Board of Directors shall designate an officer of the Association to act in such capacity.

Section 3.

         The President shall have general executive and administrative powers with respect to the business and affairs of the Association and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of President. The President also shall have and may exercise such further powers and duties as may from time to time be assigned or conferred upon him by the Board of Directors of the Association.

Section 4.

         The Vice Presidents of the Association shall perform such duties and possess such powers as may be directed and delegated by the Board of Directors; the Executive Vice President(s) shall rank in priority over all other Vice Presidents; and the Senior Vice President(s) and Group Vice President(s) shall rank below any Executive Vice President but shall rank in priority and in presiding over all other Vice Presidents.

Section 5.

         The Secretary shall attend all meetings of the Board of Directors and record all the proceedings of the meetings of the Board of Directors in a boor: to be kept for that purpose, which will be housed in the office of the Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have the custody of the corporate seal of the Association and he or she, or in the Secretary's absence, the Cashier or an Assistant Secretary, or any other of ficer of THE ASSOCIATION designated by the Board of Directors, shall have authority to affix the same to any instrument requiring it. When so affixed, it may be attested by his or her signature or by the signature of the Cashier. The Board of Directors may give general authority to any other officer to affix the seal of the Association and to attest the affixing by his signature.

Section 6.

         The Cashier shall have the custody of such property and assets of the Association as may be entrusted to him or her by the Board of Directors. In the absence, removal or other disability of the Cashier, the Chairman of the Board or the President shall designate an officer for that purpose who shall perform his or her duties until action by the Board of Directors or Executive Committee.

Section 7.

         The Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Group Vice President or any Vice President shall have the power and authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Association, except where required or permitted by law to be otherwise signed and executed and except where the signing and the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Association.

Section 8.

         The other officers of the Association shall perform such duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 9.

         Any office described in Sections 1 through 6 of Article Three of the Amended and Restated By-laws may, by appropriate resolution adopted by the Board of Directors of the Association, be established in respect of any city or other geographical area in which the Association transacts business and the Board of Directors of the Association may elect persons to fill any such office created thereby in Section 1 through 6 of Article Three hereof. In such event, the duties and responsibilities assigned to each officer of the Association also shall constitute the duties and responsibilities of the person serving in a comparable office with respect to any such city or other geographical area, and such persons shall be deemed officers of the Association, except that, in the latter case, such duties and responsibilities shall be limited to the operations of the Association in the city or other geographical area with respect to which such person has been so designated, and provided that there shall be only one Cashier of the Association Any person designated by the Board of Directors to serve as an officer with respect to any city or other geographical area shall be given such title as the Board of Directors may determine; provided, however, that such titles shall distinguish such persons from those persons holding comparable positions with the Association.

Section 10.

         The officers of this Association shall receive such compensation as may be fixed by the Board of Directors or, if the Board of Directors directs, and following advice or consultation with such persons as the Board of Directors deems appropriate, the Human Resources Committee.

Section 11.

         The Chairman of the Board may suspend any officer of the Association except the President until the regular or called meeting of the Board of Directors, and any officer of this Association may be removed by a majority of the Board of Directors at any regular or called meeting of the Board of Directors.

Section 12.

         Bonds shall be required of the officers, tellers and other employees in such amounts as may be designated by the Board of Directors.

Section 13.

         The officers shall hold office from the time of their respective elections until the first meeting of the Board of Directors following the next annual meeting of the shareholders or until their successors shall be elected and qualify; provided, however, that the Board of Directors may remove, with or without cause, any officer of the Association at any tune.

                                  ARTICLE FOUR
                      CONVEYANCES, TRANSFERS AND CONTRACTS

Section 1.

         The Chairman of the Board or the President is authorized, in his discretion, to do and perform any and all corporate and official acts in carrying on the business of the Association. Each is hereby empowered, in his discretion, to appoint all necessary agents or attorneys. The Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Group Vice President or any Vice President is also authorized to make, execute and acknowledge all deeds, mortgages, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management, or handling In any way of any property of any description, held or controlled by the Association, and the Secretary or Cashier is authorized to attest and affix the corporate seal to any and all instruments in writing requiring such attestation or which are executed under seal The enumeration of particular powers in this By-law shall not restrict, or be taken to restrict, in any way the general powers and authority herein given to said officer

Section 2.

         The Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President, Vice President or Assistant Vice President, the Comptroller, the Cashier, or any employee so designated by the Chairman of the Board or the

President, is authorized and empowered to receive and give receipts for money due and payable to the Association from any source whatever and to sign and endorse checks, drafts and warrants in its name or on its behalf.

                                  ARTICLE FIVE
                                   COMMITTEES

Section 1.

         EXECUTIVE COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among their number a committee of three or more who, with the Chairman of the Board AND THE President of the Association, acting as ex officio members, shall constitute the Executive Committee of the Board of Directors. Each member of the Executive Committee shall serve for the ensuing year and until his or her successor is elected and shall qualify; provided, however, that any member of the Executive Committee may be removed, with or without cause, at any time by the Board of Directors. All vacancies in said Committee shall be filled by the Board of Directors.

         The Chairman of the Board of Directors and the President of the Association shall be ax-officio members of the Committee and shall have the power to vote with respect to all matters coming before the Executive Committee. The Executive Committee shall meet at such times as it may decide. It shall keep a separate book of minutes of its proceedings and actions, and make reports to the Board of Directors, from time to time, of its actions.

         All the powers of the Board of Directors when the Board is not in session may be exercised by the Executive Committee, except that the Executive Committee shall not declare dividends or distribute assets of the Association. Unless otherwise provided by resolutions duly adopted by the Board of Directors, a majority of the Executive Committee shall constitute a quorum for the transaction of business.

         The Executive Committee shall review all loans when the total liability of the borrower exceeds an established amount, which amount is to be determined and set by the Board of Directors from tune to time.

         All persons appointed or elected to office by the Executive Committee shall hold their respective offices only until the next annual meeting of the Board of Directors.

         Each member of the Executive Committee, except salaried officers of the Association, shall be entitled to an attendance fee for each meeting of the Committee, the amount of such fee to be established by the Board of Directors.

Section 2.

         AUDIT AND EXAMINATION COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among its number a committee of three or more who constitute the Audit and Examination Committee of the Board of Directors. No member of the Audit and Examination Committee shall be an officer or employee of the Association. Each member of the Audit and Examination Committee shall serve until his or her successor is elected and shall qualify; provided, however, that any member of the Audit and Examination Committee may be removed, with or without cause, at any time by the Board of Directors of the Association.

         The Audit and Examination Committee shall make suitable examinations every six months of the affairs of the Association. The result of such examination shall be reported in writing to the Board of Directors at the next regular meeting thereafter, stating whether the Association is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes in the manner of doing business, etc. as shall be deemed advisable. The Audit and Examination Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified finn of Certified Public Accountants to make an examination and audit of the Association. If such a procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the Board of Directors will be deemed sufficient to comply with the requirements of this section of these Amended and Restated Bylaws.

         Each member of the Audit and Examination Committee, except salaried officers, shall be entitled to an attendance fee for each meeting of the Committee, the amount of such fee to be established by the Human Resources Committee of the Board of Directors.

Section 3.

         HUMAN RESOURCES COMMITTEE. The Board of Directors shall, at its initial meeting after its election in each year, elect from among its number a committee of three or more members who shall constitute the Human Resources Committee. Each member of the Human Resources Committee shall serve for the ensuing year and until his or her successor is elected and shall qualify; provided, however, that any member of the Human Resources Committee may be removed, with or without cause, at any time by the Board of Directors of the Association. The Human Resources Committee shall monitor, on behalf of the Board of Directors, management's performance in providing the management and manpower requirements for the proper functioning and progress of the Association and shall counsel with management; the Human Resources Committee shall review plans for management succession, management training and management development programs; the Human Resources Committee shall review (and, if directed by the Board of Directors, establish) salary and wage administration procedures, including current ranges and surveys; approve any major deviation from established salary and wage levels; review compliance with applicable regulations; approve (and, if directed by the

Board of Directors, establish) compensation of the principal executive officers, considering the recommendation of the Chairman of the Board, and in the case of the Chief Executive Officer's salary, considering the recommendation of the Chairman or President of SouthTrust Corporation; establish directors' fees, review and recommend proposed new Board members; review employee relation plans and activities; and establish a budget for contributions and review management's recommendations for individual contributions.

         Each member of the Human Resources Committee shall be entitled to an attendance fee for each meeting of the Human Services Committee, the amount of such fee to be established by the Board of Directors.

Section 4.

         The Board of Directors also may appoint, from time to time, such other committees, including temporary committees, for such purposes and with such powers as the Board of Directors may determine, and may establish such attendance fees for the members of such other cornmiKees as the Board of Directors may determine.

Section 5.

         The persons constituting the entire membership of any committee provided for or created pursuant to the Amended and Restated By-laws may be increased by the Board of Directors whenever it sees fit. In the case of any such increase in the membership of any such committee, the Board of Directors may fix the term of service on any committee of any person elected to fill a vacancy created by any such increase.

                                  ARTICLE SIX
                                     LOANS

Section 1.

         Loans may be made by or upon the authority of the Executive Committee or its designee as specified in the Loan Policy and Administration Manual.

Section 2.

         On payment of the sums loaned for which collateral security has been taken, either by mortgage of real or personal property or by other pledge of collateral, the Executive Committee shall from time to time designate bank officers that shall have the full power and authority to release or cancel the same on the margin of the record, if recorded, or in any other manner as the law in such cases may require or permit.

                                 ARTICLE SEVEN
                                   BORROWINGS

Section 1.

         With the approval of the Board of Directors or Executive Committee, the Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President, or Vice President shall have the authority to borrow money, including the authority to pledge and hypothecate any securities or any stocks or bonds, notes, or any property, real or personal, of the Association as collateral for such loan, and to endorse or guarantee in its name any notes or obligations payable or belonging to the Association and to execute and acknowledge, any document or Instrument required for such purpose or purposes.

Section 2.

         All time or interest bearing certificates of deposit may be signed by the Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Group Vice President, Vice President or any Assistant Vice President, the Cashier or any employee or employees of the Association designated by name or by job title or description from time to time by the Chairman of the Board or the President. The provisions of this Section 2 are supplemental to any other provision of these Amended and Restated By-laws.

                                 ARTICLE EIGHT
                                SAVINGS DEPOSITS

Section 1.

         Savings deposits shall be subject to such rules and regulations as may be adopted from time to time by the Board of Directors of this Association.

                                  ARTICLE NINE
                                 CORPORATE SEAL

Section 1.

         The Corporate Seal of the Association shall be circular in shape and around the outer circle shall have the words: SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION and on the inner circle may, but need not include the words: ST. PETERSBURG, FLORIDA.

                                  ARTICLE TEN
                          DIVIDENDS AND DISTRIBUTIONS

Section 1.

         The Board of Directors may, at any regular or special meeting, declare such dividends, or make such distributions, as in its judgment are proper, out of the earnings and funds of the Association legally available therefor.

                                 ARTICLE ELEVEN
                               STOCK CERTIFICATES

Section 1.

         Certificates evidencing shares of capital stock of this Association shall be signed by the Chairman of the Board, the President or any Vice President or Assistant Vice President and the Cashier, or the Secretary and shall have the seal of the Association affixed thereto. Stock certificates shall conform to law in all respects.

Section 2.

         Transfers of shares of capital stock of the Association can only be made in writs upon the production of a certificate or certificates evidencing such shares of capital stock with a transfer and assignment endorsed thereon by the person, or persons, in whose name the certificates were issued, the personal representatives thereof, or duly authorized attorneys-in-fact. The former certificate, or certificates, shall be surrendered and canceled before the new certificate or certificates are issued or delivered.

Section 3.

         The stock transfer books may be closed for such purposes and such time as may be specified in resolutions duly adopted by the Board of Directors.

Section 4.

         In case of loss or destruction of any certificate evidencing shares of capital stock of the Association, the holder or owner thereof shall give notice thereof to the Cashier or Secretary of the Association, and if such holder or owner shall desire the issue of a new certificate in the place of the one lost or destroyed, he or she shall make affidavit of such loss or destruction and deliver the same to the Cashier or the Secretary of the Association and accompany the same with a bond, with security satisfactory to the Association, to indemnify and save harmless the Association against any loss, damage or expense in case the certificate so lost or destroyed should thereafter be presented to the Association. The proof of loss, and the condition and security of the said bond, shall be approved by the Executive Committee or Board of Directors before the issue of any new certificate.

                               ARTICLE TWELVE
            AMENDMENT AND REPEAL OF THE AMENDED AND RESTATED BY-LAWS

Section 1.

         The Amended and Restated By-laws may be altered, amended or repealed by the Board of Directors or the shareholders of the Association.

                                ARTICLE THIRTEEN
                         EMERGENCY PREPAREDNESS PROGRAM

Section 1.

         In the event of the destruction of properties, personnel and records of the Association, to the extent that continued operation of the Association is not reasonably possible, provisions in various resolutions hereafter adopted by the Board of Directors with reference to emergency operations shall become effective and continue to be in effect until conditions warrant the reestablishment of operations.

                                                                 EXHIBIT T-1.6


        The consent of United States institutional trustees required by
                          Section 321(b) of the Act.

                      SouthTrust Bank National Association
                             420 North 20th Street
                              Birmingham, AL 35203

October 21, 1997


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

Pursuant to the provisions-of Section 321(b) of-the Trust Indenture Act-of 1939, and subject to the limitations set forth therein, Bank, National Association hereby consents that reports of examinations-of SouthTrust Bank, National Association by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

SOUTHTRUST BANK NATIONAL; ASSOCIATION


By:  /s/ Scott A. Schuhle
     ---------------------------
     Authorized Signatory

LIABILITIES

Deposits:
 In domestic offices.........................................................................................  18,345,934
    Noninterest-bearing.................................................................  2,267,432
    Interest-bearing.................................................................... 16,078,502
 In foreign offices, Edge and Agreement subsidiaries, and IBFs...............................................     595,955
    Noninterest-bearing..................................................................         0
    Interest-bearing ....................................................................   595,955

Federal funds purchased and securities sold under agreements to repurchase...................................   3,151,732
Demand notes issued to the U.S. Treasury.....................................................................      57,435
Trading liabilities .........................................................................................           0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
  With a remaining maturity of one year or less..............................................................   3,162,073
  With a remaining maturity of more than one year through three years........................................     440,291
  With a remaining maturity of more than three years.........................................................     607,375
Bank's liability on acceptances executed and outstanding.....................................................      20,847
Subordinated notes and debentures............................................................................     384,600
Other liabilities............................................................................................     329,046
Total liabilities............................................................................................  27,095,288

EQUITY CAPITAL

Perpetual preferred stock and related surplus................................................................           0
Common stock.................................................................................................       9,007
Surplus......................................................................................................     854,785
Undivided profits and capital reserves.......................................................................   1,113,510
Net unrealized holding gains (losses) on available-for-sale securities.......................................       9,147
Cumulative foreign currency translation adjustments..........................................................           0
Total equity capital.........................................................................................   1,986,449
Total liabilities, limited-life preferred stock, and equity capital..........................................  29,081,737

                        I, Tobin N. Vinson, Vice President/STC-Financial Reporting, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        /s/ Tobin N. Vinson
                                        ----------------------
                                        Tobin N. Vinson

                                              10-21-97
                                        ----------------------
                                        Date

[COMPANY LOGO]
------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
------------------------------------------------------------------------------
Southeastern District
Marquis One Tower, Suite 600
245 Peachtree Center Ave., N.E.
Atlanta, Georgia 30303

June 2, 1997

Anitta Pross
Senior Administrative Officer
SouthTrust Corporation
P. O. Box 2554
Birmingham, Alabama 35290

Re: 97-SE-02-0019 SouthTrust Bank, National Association
                  Birmingham, Alabama

Dear Ms. Pross:

This letter is the official certification of the Comptroller of the Currency
(OCC) to merge SouthTrust Bank of South Mississippi, Biloxi, Mississippi, SouthTrust Bank of North Carolina, Charlotte, North Carolina, SouthTrust Bank of Northwest Florida, Marianna, Florida, SouthTrust Bank of Russell County, Phenix City, Alabama, SouthTrust Bank of Florida, National Association, St. Petersburg, Florida, SouthTrust Bank of Georgia, National Association, Atlanta, Georgia, SouthTrust Bank of Columbus, National Association, Columbus, Georgia, SouthTrust Bank of Tennessee, National Association, Nashville, Tennessee, and SothTrust Bank of South Carolina, National Association, Charleston, South Carolina, into SouthTrust Bank of Alabama, National Association, Birmingham, Alabama, effective as of June 2, 1997. The resulting bank title is SouthTrust Bank, National Association, charter number 14569, with its head office to be located in Birmingham, Alabama.

This is also the official OCC authorization given to SouthTrust Bank, National Association to operate the target institution's former head offices and their branches as branches. Enclosed is a listing of the newly authorized branches and their assigned OCC branch numbers.

Very truly yours,


/s/ John O. Stein
------------------
John O. Stein
Corporate Manager

Enclosure

                                                                  EXHIBIT T-1.7





REPORT OF CONDITION

  Consolidating domestic and foreign subsidiaries of the

  SouthTrust Bank, N.A.                 of Birmingham
  -------------------------------------    --------------------
                     Name of Bank                    City

  in the state of Alabama        , at the close of business on June 30, 1997.
                  ---------------



ASSETS
                                                                                    Thousands of dollars
  Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin ...............................     943,595
    Interest-bearing balances ........................................................      17,968
  Held-to-maturity securities ........................................................   2,196,767
  Available-for-sale securities ......................................................   3,510,613
  Federal funds sold and securities purchased under agreements to resell .............     136,925
  Loan and Lease financing receivables:
    Loans and Leases, net of unearned income ........................  21,275,571
    LESS:  Allowance for loan and lease losses ......................     297,642
    LESS:  Allocated transfer risk reserve ..........................           0
    Loans and leases, net of unearned income, allowance, and reserve .................  20,977,929
  Trading assets .....................................................................           0
  Premises and fixed assets (including capitalized leases) ...........................     541,165
  Other real estate owned ............................................................      58,702
  Investments in unconsolidated subsidiaries and associated companies ................           0
  Customers' liability to this bank on acceptances outstanding .......................      20,847
  Intangible assets ..................................................................     262,859
  Other assets .......................................................................     414,367
  Total assets .......................................................................  29,081,737








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